UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014

PepsiCo, Inc.

(Exact Name of Registrant

as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In advance of the Barclays Back-to-School Consumer Conference in Boston, Massachusetts, PepsiCo, Inc. (“PepsiCo”) today stated that, consistent with its previous guidance for fiscal 2014, PepsiCo expects 8 percent core constant currency EPS growth in fiscal 2014 versus its fiscal 2013 core EPS of $4.37. Based on the current foreign exchange market consensus, PepsiCo currently expects that foreign exchange translation will have an unfavorable impact of approximately 4 percentage points on its full-year core EPS growth in 2014.1

Excluding the impact of structural changes and foreign exchange translation, organic revenue in 2014 is expected to grow mid-single digits versus 2013, consistent with PepsiCo’s long-term target. Based on the current foreign exchange market consensus, PepsiCo currently expects foreign exchange translation to have an unfavorable impact of approximately 3 percentage points on its full-year net revenue growth in 2014.

As previously announced, Al Carey, Chief Executive Officer of PepsiCo Americas Beverages, and Tom Greco, President of Frito-Lay North America, will present at the Barclays Back-to-School Consumer Conference on Wednesday, September 3, 2014 at approximately 9:00 a.m. EDT. A live audio webcast and replay of the presentation, including accompanying slides, will be accessible through PepsiCo’s website at www.pepsico.com, in the “Investors” section under “Events and Presentations.”

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including our 2014 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to protect its information systems against a cybersecurity incident; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or share services for certain functions effectively; fluctuations or other changes in exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

1  Please refer to the Glossary for the definitions of non-GAAP financial measures including core, constant currency and organic.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Glossary

Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD), restructuring and impairment charges, a charge related to the 2013 Venezuela currency devaluation and a tax benefit. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.

Reconciliation of GAAP and Non-GAAP Information (unaudited)

Core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. These measures are not in accordance with Generally Accepted Accounting Principles (GAAP).  However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.

Fiscal 2013 Diluted EPS Reconciliation

	Year Ended
	12/28/13
Reported Diluted EPS	$4.32
Commodity Mark-to-Market Net Impact	0.03
Merger and Integration Charges	0.01
Restructuring and Impairment Charges	0.08
Venezuela Currency Devaluation	0.07
Tax Benefits	(0.13)
Core Diluted EPS	$4.37	*

* Does not sum due to rounding.

Commodity mark-to-market net impact

In the year ended December 28, 2013, we recognized $72 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses, as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.

Merger and integration charges

In the year ended December 28, 2013, we incurred merger and integration charges of $10 million related to our acquisition of WBD recorded in the Europe segment.

Restructuring and impairment charges

2014 Multi-Year Productivity Plan

In the year ended December 28, 2013, we incurred restructuring and impairment charges of $53 million in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan), including $11 million recorded in the Frito-Lay North America (FLNA) segment, $3 million recorded in the Quaker Foods North America (QFNA) segment, $5 million recorded in the Latin America Foods (LAF) segment, $10 million recorded in the PepsiCo Americas Beverages (PAB) segment, $10 million recorded in the Europe segment, $1 million recorded in the Asia, Middle East & Africa (AMEA) segment and $13 million recorded in corporate unallocated expenses. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.

2012 Multi-Year Productivity Plan

In the year ended December 28, 2013, we incurred restructuring and impairment charges of $110 million in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan), including $8 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $7 million recorded in the LAF segment, $21 million recorded in the PAB segment, $50 million recorded in the Europe segment, $25 million recorded in the AMEA segment and income of $2 million recorded in corporate unallocated expenses, representing adjustments of previously recorded amounts. The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Venezuela currency devaluation

In the year ended December 28, 2013, we recorded a $111 million net charge related to the devaluation of the bolivar for our Venezuelan businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in the PAB segment.

Tax benefits

In the year ended December 28, 2013, we recognized a non-cash tax benefit of $209 million associated with our agreement with the IRS resolving all open matters related to the audits for taxable years 2003 through 2009, which reduced our reserve for uncertain tax positions for the tax years 2003 through 2012.

2014 guidance and long-term targets

Our 2014 core constant currency EPS growth guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2014 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes. In addition, our 2014 organic revenue growth guidance, our 2014 core constant currency EPS growth guidance and our long-term organic revenue growth target exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2014 core constant currency EPS growth to our full-year projected 2014 reported EPS growth because we are unable to predict the 2014 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full-year projected 2014 organic revenue growth to our full-year projected 2014 reported net revenue growth or our long-term organic revenue growth to our long-term reported net revenue growth because we are unable to predict the 2014 and long-term impacts of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: September 2, 2014	By:	/s/ Cynthia Nastanski
	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary